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                                                                EXHIBIT 4.6




NATIONSBANK, N.A.

                                 LOAN AGREEMENT

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE UNIFORM ARBITRATION ACT, SECTION 15-48-10, ET SEQ., CODE OF LAWS OF SOUTH, CAROLINA 1976 AS AMENDED

         This Loan Agreement (the "Agreement") dated as of March 29, 1996, by and between NationsBank, N.A., a national banking association ("Bank") and the Borrower described below.

         In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

         A. Accounts. Accounts means all accounts, accounts receivable, contract rights, notes, bills, acceptances, chattel paper, instruments, documents and other forms of obligations at such time owing to Borrower, the proceeds thereof and all such rights with respect thereto together with all customer lists, books and records, ledgers and account cards, computer tapes, software, disks, printouts and records, whether now in existence or hereafter created.

         B. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

         C.      Borrower: Air South Airlines, Inc., a Delaware corporation.

         D.      Borrower's Address:
                 Post Office Box 11129 (29211)
                 1800 St. Julian Place - 4th Floor
                 Columbia, South Carolina (29204)

         E. Current Assets. Current Assets means the aggregate amount of all of Borrower's assets which would, in accordance with GAAP, properly be defined as current assets.

         F. Current Liabilities. Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.
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         G.      Eligible Accounts.  Eligible Accounts shall mean the gross amount of Accounts of the Borrower in which Bank shall have a first priority, perfected security interest arising out of goods or licenses sold or services provided by Borrower to independent and unaffiliated persons or entities located in the United States of America which are less than sixty (60) days past due and which otherwise are deemed "eligible" by Bank in its sole discretion.

         H. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

         I. Loan. Any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

         J. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

         K. Tangible Net Worth. Tangible Net Worth means the amount by which total assets exceed total liabilities in accordance with GAAP, less assets capitalized organization and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts due from officers, directors and stockholders and affiliates and such assets as are properly classified "intangible assets" under GAAP.

    2.   LOANS.

         A. Loan. Bank hereby agrees to extend a revolving credit facility to Borrower in the aggregate principal face amount of up to $1,000,000.00. The obligation to repay the Loan is evidenced by a promissory note dated of even date (the promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note. Borrower may from time to time, borrow, repay and re-borrow proceeds of the Loan. Borrower shall maintain a zero balance on the Loan for a period of at least 30 consecutive days during the term of the Loan.

         B. Availability of Proceeds of the Loan. Except as provided below, the maximum principal balance outstanding under the Loan shall be limited to $500,000.00 in the aggregate at any one time. The remaining $500,000.00 availability (the "Additional $500,000.00") under the Loan may be drawn and utilized by Borrower only upon the approval and consent of Bank, which may be given or withheld by Bank in its sole discretion. If Bank approves the use by Borrower of the Additional $500,000.00 Bank reserves the right to establish, in its sole discretion, additional terms, conditions and provisions with respect to the Loan and the use and availability of the Additional $500,000.00. The provisions with respect to the Additional $500,000.00 shall not be construed as a commitment by Bank to allow Borrower to use such funds. The principal balance outstanding under the Loan further shall be

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limited, at all times, to an amount not to exceed fifty percent (50%) of the value of Eligible Accounts, as reflected on the financial statements delivered by Borrower to Bank pursuant to Section 4.B.(ii) of this Loan Agreement. In addition to all other obligations, Borrower, upon demand, must repay principal in the amount necessary such that all requirements of this Section 2.B. are satisfied.

         C. Requirements and Procedures For Advance. Advances shall be made under the Loan by Bank in its discretion upon receipt and approval of a draw request and other information acceptable to Bank related to such request, and, upon such approval by Bank, Bank will disburse proceeds under the Loan within three (3) business days after receipt of such request and under requirements and procedures customarily established by Bank for loans of this type.

         D. Fees and Additional Requirements. Contemporaneously with the execution of this Agreement, the Note and the Loan Documents, Borrower has issued 7,500 shares (the "Initial Shares") of its common stock par value $0.001 per share ("Common Stock") to the Bank or such other person or entity as Bank shall designate in writing (the "Bank's Designee"). The Initial Shares will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended and any applicable state securities laws. Borrower will use it best efforts to have the Initial Shares registered and sold in any firmly underwritten initial public offering of Common Stock by the Borrower (an "IPO"). If an IPO is closed, and the underwriter of the IPO refuses to register and sell all or part of the Initial Shares, then, immediately following such closing, the Bank may tender any Initial Shares not registered and sold in the IPO to Borrower and Borrower immediately will purchase such Initial Shares with cash or certified funds at the offering price (before underwriting discounts and commissions, and related expenses) at which other shares of Common Stock were sold in the IPO. In connection with such registration and sale in the IPO, Bank will execute and deliver such powers of attorney, custody agreements, certificates, and other documents and agreements as the underwriters and the Borrower may reasonably request and the Bank may approve, such agreements to be substantially the same as those obtained from other shareholders of the Borrower who are selling Common Stock in the IPO. Further, if Bank, upon the request of Borrower, allows Borrower to utilize all or a portion of the Additional $500,000.00 prior to the closing of the IPO, Borrower, prior to using any such portion of the Additional $500,000.00 and as an additional non-refundable fee, shall issue to Bank, or Bank's Designee, without charge, 15,000 shares of Common Stock (the "Additional Shares") and provide Bank, or Bank's Designee, "piggy back" registration rights in form and content and containing such conditions acceptable to Bank in its sole discretion. Borrower and Bank shall execute such documents and instruments as deemed necessary in connection with the foregoing, and Borrower shall pay for all costs and expenses (including underwriter's discounts and commissions) with respect to any registration and sale of the Initial Shares or the Additional Shares.

         E. Indemnity With Respect to IPO. The Borrower will indemnify Bank, Bank's Designee, each of Bank's and Bank's Designee's officers and directors, and each person controlling Bank or Bank's Designee with respect to the IPO, against all claims, losses, damages and liabilities (or action in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or

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other document (including any related registration statement, notification or the like) incident to any such IPO or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Borrower of any rule or regulation promulgated under the 1933 Act applicable to the Borrower and relating to action or inaction required of the Borrower in connection with the IPO, and will reimburse Bank, Bank's Designee, each of Bank's and Bank's Designee's officers and directors, and each person controlling Bank or Bank's Designee, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Borrower will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon information furnished to the Borrower by Bank or Bank's Designee in writing.

    3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

         A. Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

         B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party which has not been obtained is required as a condition to the validity of any Loan Document, and Borrower is in material compliance with all laws and regulatory requirements to which it is subject.

         C. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

         D. Litigation. There is no material proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

         E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents other than those to which consent to such conflict has been obtained.

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         F.      Ownership of Assets.  Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

         G. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

         H. Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since January 31, 1996. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

         I. PLACE OF BUSINESS. Borrower's chief executive office is located at

                 1800 St. Julian Place - 4th Floor
                 Columbia, South Carolina 29204

         J. Environmental. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         K. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

    4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

         A. Financial Condition. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

                 i. Maintain a ratio of Current Assets (meaning the aggregate amount of all of Borrower's assets which would, in accordance with GAAP, properly be defined as current assets) to Current Liabilities (meaning the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all

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    liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made) of not less than 1.50 to 1.0 upon the completion of an IPO and at all times thereafter;

                 ii. Maintain a Net Worth (meaning the amount by which total assets exceed total liabilities in accordance with GAAP) of equal to and not less than a negative $21,000,000 as of the date hereof and at all times prior to an IPO; and equal to or greater than $10,500,000 at all times after an IPO; and

                 iii. Maintain a ratio of total indebtedness (meaning total liabilities) to Net Worth of not more than negative 1.70 to 1.0 prior to an IPO; provided, however, upon the completion of an IPO and at all times thereafter the ratio must not be greater than 2.20 to 1.0.

         B. Financial Statements and Other Information. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank. The accounting firm of Deloitte and Touche will be acceptable to Bank.

In addition, Borrower will:

                 i. Furnish to Bank annual, audited financial statements of Borrower for each fiscal year of Borrower, within 150 days after the close of each such fiscal year.

                 ii. Furnish to Bank monthly, internally prepared financial statements (including a balance sheet and profit and loss statement and a detailed listing of Accounts) of Borrower for each calendar month within 45 days after the end of each month.

                 iii. Furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

                 iv. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower, from time to time, as Bank may reasonably request.

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any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

                 I. Initial Public Offering. Continuously use its good faith best efforts and take all necessary or appropriate actions to close, or cause the closing of, the IPO.

                 J. Additional Compliance. Comply with all terms and conditions of (i) any lease agreements related to any aircraft used in connection with Borrower's business, and (ii) all loan agreements, notes and other documents related to that certain loan in the original principal amount of $12,000,000.00 (the "JEDA Loan") extended to Borrower by the South Carolina Jobs-Economic Development Authority ("JEDA"), as assignee of Lexington County, South Carolina.

                 K. Aircraft Equipment. Provide Bank prior written notice of any purchases by Borrower of aircraft, parts or equipment and undertake any action and execute any documents which are necessary to perfect Bank's security interest in such aircraft, parts or equipment.

         5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                 A. Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or form or acquire any subsidiary.

                 B. Liens. (i) Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank or purchase money liens, or (ii) fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise, except for claims contested in good faith and for which Borrower has established adequate reserves to pay.

                 C. Extensions of Credit. Make or permit any subsidiary to make, any loan or advance to any person or entity, or purchase or otherwise acquire, or permit any subsidiary to purchase or other wise acquire, any capital stock, assets, obligations, or other securities of , make any capital contribution to, or otherwise invest in or acquire any interest in any entity, or participate as a partner or joint venturer with any person or entity, except for the purchase of direct obligations of the United States or any agency thereof, stocks of subsidiaries and other "investment grade" instruments and securities.

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                 D.       Borrowings.  Create, incur, assume or become liable
in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) in excess of $500,000 prior to the consummation of the IPO other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness reflected in the latest balance sheet of Borrower provided to the Bank.

                 E. Dividends and Distributions. Make any distribution (other than dividends payable in capital stock of Borrower) on any shares of any class of its capital stock or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrower.

                 F. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                 G. Management Change. Make any change in its present executive officers, including the Chairman of the Board.

         6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loan or the JEDA Loan or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any document executed in connection with the JEDA Loan or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation.

         7. REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

         8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrower: Air South Airlines, Inc.
         P.O. Box 11129 (29211)
         1800 St. Julian Place - 4th Floor
         Columbia, SC (29204)

         Bank: NationsBank, N.A.
         Troy R. Weaver
         Assistant Vice President
         NationsBank, N.A.


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         1901 Main Street, 3rd Floor
         Columbia, South Carolina 20201
         Fax No. (803) 733-9663

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

                 A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

                 B.       If sent by any other means, upon receipted delivery.

         9. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the Terms of the Loan Documents.

         10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                 A. Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                 B. Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of South Carolina and applicable United States federal law.

                 C. Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor

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shall it relieve Borrower of any obligations hereunder.  There is no third party beneficiary of this Loan Agreement.

                 D. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                 E. Partial Invalidity. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                 F. Indemnification. Notwithstanding anything to the contrary contained in Section 10(G), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

                 G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

         11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF
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NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE
FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO TIES AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                 A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                 B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS ARBITRATION PROVISION; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION,
TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                 12. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN

THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:                                  BANK:


AIR SOUTH AIRLINES, INC.                   NATIONSBANK, N.A.

By:/s/ Clifton E. Haley      (Seal)        By: /s/ Troy R. Weaver
   --------------------------                  -------------------------------
Name: Clifton E. Haley                     Name: Troy R. Weaver
Title: Chairman of the Board and           Title: Assistant Vice President
Chief Executive Officer
       [Corporate Seal]

Attest: /s/ David Y. Monteith(Seal)
        ---------------------
Name: David Y. Monteith
Title: Secretary

[NATIONSBANK LOGO]                                                                    Of South Carolina, N.A. shall be deemed to be
NationsBank of South Carolina, N.A.                                                         references to "NationsBank, N.A."

                                                        SECURITY AGREEMENT

===================================================================================================================================
NOTICE:  THIS SECURITY AGREEMENT IS SUBJECT TO MANDATORY ARBITRATION PURSUANT                              Date     March 29, 1996
         TO SOUTH CAROLINA AND PURSUANT TO THE FEDERAL ARBITRATION ACT.                                          ------------------

Between                                                               and
-----------------------------------------------------------------------------------------------------------------------------------

BANK:  (SECURED PARTY)                                                DEBTOR/PLEDGOR:

NationsBank of south Carolina, N.A.                                   Air South Airlines, Inc.
Banking Center:  Central Commercial                                   Post Office Box 11129

     1901 Main Street                                                 Columbia, South Carolina  29201
     Columbia, South Carolina  29201

                                                                      1800 St. Julian Place - 4th Floor
                                                                      Columbia, South Carolina  29204
(address including county)     Richland                               (Name and address including county)     Richland
------------------------------------------------------------------------------------------------------------------------------------
Debtor/Pledgor is:   [ ]  Individual    [X]  Corporation    [ ]  Partnership    [ ]  Other
------------------------------------------------------------------------------------------------------------------------------------
Address is Debtor's:    [ ]   Residence    [ ]  Place of Business    [X]  Chief Executive Office if more than one place of business.
------------------------------------------------------------------------------------------------------------------------------------

(THIS AGREEMENT CONTAINS SOME PROVISIONS PRECEDED BY BOXES. MARK ONLY THESE BOXES BESIDE PROVISIONS WHICH WILL BE APPLICABLE TO THIS TRANSACTION. A BOX WHICH IS NOT MARKED MEANS THAT THE PROVISION BESIDE IT IS NOT APPLICABLE TO THIS TRANSACTION.)

A. SECURITY INTEREST. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and subject to the applicable terms of this agreement, Debtor/Pledgor (hereinafter referred to as Debtor) assigns and grants to Bank (also known as Secured Party), a security interest and lien in the Collateral to secure the payment and the performance of the Obligation.

D. COLLATERAL. The security interest is granted in the following
("Collateral") (Check as applicable)

1.
[X]ACCOUNTS. Any and all accounts, accounts receivable, receivables, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, choses in action, any and all amounts due to Debtor from a factor or other forms of obligations and receivables now existing or hereafter arising out of the business of the Debtor, as well as any and all returned, refused and repossessed goods, and the cash or non-cash proceeds resulting therefrom.

[X]INVENTORY. Any and all of Debtor's Inventory, including without limitation any and all goods held for sale or lease or being processed for sale or lease in Debtor's business as now or hereafter conducted, whether now owned or hereinafter acquired, including all materials, goods and work in process, finished goods, and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, along with all documents (including documents of title) covering inventory, all cash and non-cash proceeds from the sale of inventory including proceeds from insurance and specifically including but not limited to (attach Schedule if necessary):

                                      N/A

[X]EQUIPMENT. Any and all of Debtor's furnishings, mixtures and equipment, wherever located, whether now owned or hereafter acquired, together with all increases, parts, fittings, accessories, equipment, and special tools now or hereafter affixed to any part thereof or used in connection therewith, and all products, additions, substitutions, accessions, and all cash and non-cash proceeds, including proceeds from insurance thereof and thereto, including without limitation the following (attach Schedule if necessary):

         engines, propellers and any other parts or replacement parts for aircraft owned or leased by Debtor.

[X]FIXTURES. All of Debtor's fixtures now existing or hereafter acquired, together with all substitutes and replacements therefor, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection therewith. These goods are or will become fixtures on the following described real estate in _________________
   County, _________________ (State), owned by: __________________ [name of owner] more particularly described as follows: See Schedule A attached hereto and incorporated herein by reference. _________________________________
   [insert legal description (or attach Exhibit) of property, not street address], including without limitation the following (attach schedule if necessary):_____________________________________________________________

[X]INSTRUMENTS AND/OR INVESTMENT DOCUMENTS. The following described instruments and documents including, without limitation, negotiable instruments, promissory notes, and documents or title owned or to be owned by Debtor, certificates of deposit, and all liens, security agreements, leases and other contracts securing or otherwise relating to any of said instruments or documents, and all cash and non-cash proceeds and products thereof and such additional property receivable or distributed in respect of or in exchange for all or any of such instruments or documents (attach Schedule if
   necessary):                  N/A

[X]GENERAL INTANGIBLES. All patents, trademarks, service marks, trade secrets, copyrights and exclusive licenses (whether issued or pending) and all documents, applications, materials and other matters related thereto, all inventions, and all manufacturing, engineering and production plans, drawings, specifications, processes and systems, all trade names, computer programs, data bases, systems and software (including source and object codes), goodwill, choses in action and all other general intangibles of Debtor whether now owned or hereafter acquired and all cash and non-cash proceeds thereof, including without limitation the following described in intangible personal property, and all chattel paper, documents and instruments relating to such intangibles, including without limitation (attach schedule if necessary): credit card receivables


[ ]TIMBER. All of Debtor's uncut timber growing or to be grown on the following described property, and cash and non-cash proceeds including proceeds from insurance, and all products thereof (complete legal description of real property required) (attach Exhibit if necessary):__________________________

[ ]OTHER:_____________________________________________________________________
_________________ (hereinafter referred to as "Goods" and all proceeds thereof).

2. All substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and proceeds and products of, the above Collateral (including all income and benefits resulting from any of the above, such as dividends payable or distributable in cash, property or stock; interest, premium and principal payments; redemption proceeds and subscription rights; all certificates of title, manufacturer's statements of origin, other documents, accounts and chattel paper arising from or related to the above Collateral, and returned or repossessed Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to Bank.

H. GENERAL
1. PARTIES BOUND. Bank's rights here under shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the Obligation, or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Obligation or Collateral not so assigned or transferred. All representations, warranties and agreements of Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.

2. WAIVER. No delay of Bank in exercising any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Bank of any right hereunder or of any default by Debtor shall be binding upon Bank unless in writing, and no failure by Bank to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of the Bank as provided for in any of the loan documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Bank of any one or more or such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Bank of any or all other such rights, powers or remedies.

3. AGREEMENT CONTINUING. This agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this agreement, and if all transactions between Bank and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this agreement.

4. DEFINITIONS. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this agreement; if UCC definitions conflict,
Article 9 definitions apply.

5. Notice. Notices shall be delivered in accordance with Section 8 of that certain Loan Agreement dated of even date by and between Debtor and Bank.

6. MODIFICATIONS. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by the Debtor and Bank, nor by course of conduct, usage of trade.

7. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this security agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any loan document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

8. GENDER AND NUMBER. Where appropriate, the use of one gender shall be construed to include the others or any of them; and the singular number shall be construed to include the plural, and vice versa.

9. APPLICABLE LOW AND VENUE. This agreement has been delivered in the State of South Carolina and shall be construed in accordance with the laws of that State. It is performable by Debtor in the county or city of Bank's address set out above and Debtor expressly waives any objection as to venue in any such location. Wherever possible each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this agreement.

10. FINANCING STATEMENT. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this security agreement or any financing statement covering the Collateral shall be sufficient as a Financing statement.

11. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be considered to be an original, but all of which shall constitute one in the same instrument. As used herein "this agreement" shall include all attachments and addenda.

12. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT THE TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

B. RESERVATIONS OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. AT BANK'S OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING: THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OR SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES. DEBTOR AGREES THAT BANK AT ITS SOLE OPTION MAY CHOOSE MEDIATION, AND/OR BINDING ARBITRATION PROCEDURES PERTAINING TO ANY CONTROVERSY(IES) OR DISPUTE(S) ARISING BETWEEN DEBTOR AND BANK. DEBTOR AGREES TO ABIDE BY THE SELECTION THAT BANK MAKES TO RESOLVE ANY CONFLICTS OR DISPUTES BETWEEN DEBTOR AND BANK AND TO PARTICIPATE IN THE MEDIATION AND/OR BINDING ARBITRATION PROCESS IF SELECTED. DEBTOR AND BANK AGREE THAT EACH WILL BEAR THEIR PORTION OF EXPENSES RELATED TO MEDIATION AND/OR BINDING ARBITRATION.

13. NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.



BANK/SECURED PARTY:                                                              Debtor/Pledgor:

NATIONSBANK OF SOUTH CAROLINA, N.A.

By:       /S/ Troy R. Weaver                                   (Seal)
   -----------------------------------------------------------                  --------------------------------------------------
                                                                                Print Individual's Name:
Name:                    Troy R. Weaver                                                                                      (Seal)
     ---------------------------------------------------------                   ---------------------------------------------

Title:              Assistant Vice President
      --------------------------------------------------------                  ---------------------------------------------------
                                                                                Print Individual's Name:

                                                                                                                             (Seal)
                                                                                ---------------------------------------------

Corporate Borrower or Partnership:                                              AIR SOUTH AIRLINES, INC.
                                                                                ---------------------------------------------------
                                                                                (Name of Corporation, Partnership, etc)

Attest (If Applicable)                                                          By: /s/ Clifton E. Haley                     (Seal)
                                                                                ----------------------------------------------

 /s/David Y. Monteith                                                           Clifton E. Haley, Chairman of the Board and
-------------------------------------------------------------                   ---------------------------------------------------
David Y. Monteith                                                               Print Name and Title:  Chief Executive Officer
Secretary
(Corporate Seal)                                                                By:
                                                                                   ------------------------------------------------

                                                                                ---------------------------------------------------
                                                                                Print Name and Title:

3. The balance of every deposit account of Debtor under control of Bank and any other claim of Debtor against Bank, now or hereafter existing, liquidated or unliquidated, and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Debtor which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, for any purpose, and the proceeds or any thereof. Bank shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents, affiliates or correspondents.

C. OBLIGATION.
1. DESCRIPTION OF OBLIGATION. The following obligations ("Obligation") are secured by this agreement: (a) All debts, obligations, liabilities and agreements of Debtor to Bank, now or hereafter existing, arising directly or indirectly between Debtor and Bank whether absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and all renewals, extensions or rearrangement of any of the above; (b) Bank's participation in any loan or other debt of Debtor to another person; (c) All costs incurred by Bank to obtain, preserve, perfect and enforce this agreement and maintain, preserve, collect and enforce the Collateral; (d) Interest on the above amounts as agreed between Bank and Debtor; (e) All debt, obligations and liabilities of

                                     N/A

(if the preceding space is completed, such party, together with the Debtor named above, is hereinafter referred to collectively as "Debtor") to Bank of the kinds described in this Item C, now existing or hereafter arising; (1) All expenses of the Bank, including fees and expenses of the Bank's counsel, incident to the enforcement of payment of all obligations of the Debtor by any action or participation in, or in connection with a case or proceeding under the Bankruptcy Code, or any successor statute thereto; (g) If the Debtor is not the obligor of any of the Obligations, and in the event any amount paid to the Bank on any Obligation is subsequently recovered from the Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding, the Debtor shall be liable to the Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at the Bank's option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered; and (h) All amounts which may be owed to Bank pursuant to all other loan documents executed between Bank and any other Debtor.

Notwithstanding the foregoing, if the Collateral is personal property used as a principal residence (such as a mobile home or a houseboat) or "household goods" (as that term is defined at 12 C.F.R. Section 227.12, as it may be amended from time to time) which are not in the Bank's possession and which are not fixtures, such Collateral shall not secure any liability contracted for personal family or household purposes between the Debtor or an obligor and the Bank already in existence on the date hereof that arises hereafter, unless the Debtor otherwise expressly agrees.

D. DEBTOR'S WARRANTIES. Debtor hereby represents and warrants to Bank as follows:
1. FINANCING STATEMENTS. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no Security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.

2. OWNERSHIP. Debtor owns, or will use the proceeds of any loans by Bank to become the owner of, the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and the security interest hereunder.

3. FIXTURES AND ACCESSIONS. None of the Collateral is affixed to real estate or is an accession to any goods, or will become a fixture or accession, except as expressly set out herein.

4. CLAIMS OF DEBTORS AN COLLATERAL. All account debtors and other obligors whose debts or obligations are part of the Collateral have no right to setoffs, counterclaims or adjustments, and no defenses in connection therewith.

5. POWER AND AUTHORITY. Debtor has full power and authority to make this agreement.

E. DEBTOR'S COVENANTS. Until full payment and performance of all Obligations and termination or expiration of any obligation or commitment of Bank to make advances or loans to Debtor, unless Bank otherwise consents in writing:

1. OBLIGATION AND THIS AGREEMENT. Debtor shall perform all of its agreements herein and in any other agreements between it and Bank.

2. OWNERSHIP OF COLLATERAL. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Bank. Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and the security interest hereby created.

3. INSURANCE. Debtor shall insure the Collateral with companies acceptable to Bank. Such insurance shall be in an amount not less than the fair market value of the Collateral and shall be against such casualties, with such deductible amounts as Bank shall approve. All insurance policies shall be written for the benefit of Debtor and Bank as their interests may appear, payable to Bank as loss payee, or in other form satisfactory to Bank, and such policies or certificates evidencing the same shall be furnished to Bank. All policies of insurance shall provide for written notice to Bank at least 10 days prior to cancellation. Risk of loss or damage is Debtor's to the extent of any deficiency in any effective insurance coverage.

4. MAINTENANCE. Debtor shall keep all tangible Collateral in good condition.

5. BANK'S COSTS. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce this security interest, collect the Obligation, and preserve, defend, enforce and collect the Collateral including but not limited to taxes, assessments, insurance premiums, repairs, reasonable attorney's fees and legal expenses, feed, rent, storage costs and expenses of sales. Whether Collateral is or is not in Bank's possession, and without any obligation to do so and without waiving Debtor's default for failure to make any such payment, Bank at its option may pay any such costs and expenses, discharge encumbrances on Collateral, and pay for insurance of Collateral, and such payment shall be a part of the Obligation and bear interest at the rate set out in the Obligation. Debtor agrees to reimburse Bank on demand for any costs so incurred.

6. INFORMATION AND INSPECTION. Debtor shall (i) promptly furnish Bank any information with respect to Collateral requested by Bank; (ii) allow Bank or its representatives to inspect the Collateral, at any time and wherever located, and to inspect and copy, or furnish Bank or its representatives with copies of, all records relating to the Collateral and the Obligation; (iii) furnish Bank or its representatives such information as Bank may request to identify Collateral, at the time and in the form requested by Bank; and iv) deliver upon request to Bank shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of, and the payment for, Collateral.

7. ADDITIONAL DOCUMENTS. Debtor shall sign and deliver any papers furnished by Bank which are necessary or desirable in the judgment of Bank to obtain, maintain and perfect the security interest hereunder and to enable Bank to comply with the Federal Assignment of Claims Act or any other federal or state law in order to obtain or perfect Bank's interest in Collateral or to obtain proceeds of Collateral.

13. PARTIES LIABLE ON COLLATERAL. Debtor will preserve the liability of all obligors on any Collateral, will preserve the priority of all security therefor, and will deliver to Bank the original certificates of title on all motor vehicles or other titled vehicles constituting the Collateral. Bank shall have no duty to preserve such liability or security, but may do so at the expense of Debtor, without waiving Debtor's default.

9. RIGHT OF BANK TO NOTIFY DEBTORS. At any time, whether Debtor is or is not in default hereunder, Bank may notify persons obligated on any Collateral to make payments directly to Bank and Bank may take control of all proceeds of any Collateral. Until Bank elects to exercise such rights, Debtor, as agent of Bank, shall collect and enforce all payments owed on Collateral.

10. RECORDS OF COLLATERAL. Debtor at all times will maintain accurate books and records covering the Collateral. Debtor immediately will mark all books and records with an entry showing the absolute assignment of all Collateral to Bank and Bank is hereby given the right to audit the books and records of Debtor relating to Collateral at any time and from time to time. The amounts shown as owed to Debtor on Debtor's books and on any assignment schedule will be the undisputed amounts owing and unpaid.

11. DISPOSITION OF COLLATERAL. If disposition of any Collateral gives rise to an account, chattel paper or instrument, Debtor immediately shall notify Bank, and upon request of Bank shall assign or endorse the same to Bank. No Collateral may be sold, leased, manufactured, processed or otherwise disposed of by Debtor in any manner without the prior written consent of Bank, except Collateral sold, leased, manufactured, processed or consumed in the ordinary course of business.

12. ACCOUNTS. Each account held as Collateral will represent the valid and legally enforceable obligation of third parties, and shall not be evidenced by any instrument or chattel paper.

13. LOCATION OF COLLATERAL. Debtor shall give Bank written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept, and each location at which Collateral is or will be kept, and of any change of any such location. If no such notice is given, all records of Debtor pertaining to Collateral are and shall be kept at Debtor's address shown above. All Collateral or Debtor will be kept at Debtor's address
shown above unless otherwise noted as follows:    See those locations described
on Schedule A attached hereto and incorporated herein by reference.

14. NOTICE OF CHANGES. Debtor will notify Bank immediately of any material change in the Collateral, of a change in Debtor's residence or location, of a change in any matter Warranted or represented by Debtor in this agreement or furnished to Bank, and of any event of default.

15. USE AND REMOVAL OF COLLATERAL. Debtor will not use the Collateral illegally nor, unless previously indicated as a fixture, permit the Collateral to be affixed to real or personal property without the prior written consent of Bank. Debtor will not permit any or the Collateral to be removed from the locations specified herein without the prior written consent of Bank, except for the sale of inventory in the ordinary course of business.

16. POSSESSION OF COLLATERAL. Debtor will deliver all other instruments, documents and chattel paper which are part or the Collateral and in Debtor's possession to the Bank immediately, or if hereafter acquired, immediately following acquisition, appropriately endorsed to Bank's order, or with appropriate, executed powers. Debtor waives presentment, notice of acceleration, demand, notice of dishonor, protest, and all other notices with respect thereto.

17. CONSUMER CREDIT. If any Collateral or proceeds includes obligations of third parties to Debtor, the transactions giving rise to the Collateral shall conform in all respects to the applicable state or federal law including but not limited to consumer credit law. Debtor shall hold harmless and indemnify Bank against any cost, loss or expense arising from Debtor's breach of this covenant.

18. CHANGE OF NAME/STATUS. Without the written consent of Bank, Debtor shall not change its name, change its corporate status, use any trade name or engage in any business in which it was not engaged on the date or this agreement.

19. POWER OF ATTORNEY. Debtor appoints Bank as Debtor's attorney-in-fact with full power in Debtor's name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Bank to take any action hereunder nor shall Bank be liable to Debtor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligations are outstanding and shall not terminate on the disability or incompetence of the Debtor.

20. WAIVERS BY DEBTOR. Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition or any person liable for the Obligation or any part thereof, notice of any event of default, and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by Bank in its discretion, without notice to Debtor. Debtor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account. The Debtor further waives any right of subrogation or to enforce any right of action against any other Debtor until the Obligation is paid in full.

21. OTHER PARTIES AND OTHER COLLATERAL. No renewal or extension of or any other indulgence with respect to the Obligation or any part thereof, no release of any security, no release of any person (including any maker, endorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this agreement shall in any manner impair or affect the rights of Bank under the law, hereunder, or under any other agreement pertaining to the Collateral. Bank need not file suit or assert a claim for personal judgment against any person for any part of the Obligation or seek to realize upon any other security for the Obligation, before foreclosing or otherwise realizing upon the Collateral for the purpose of paying the Obligation. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Bank shall have no duty or obligation to Debtor to apply to the Obligation any such other security or proceeds thereof.

22. COLLECTION AND SEGREGATION OF ACCOUNTS. The Bank hereby authorizes the Debtor to collect the Collateral, subject to the direction and control of the Bank, but the Bank may, without cause or notice, curtail or terminate said authority at any time. Upon notice by the Bank, whether oral or in writing, to the Debtor, the Debtor shall forthwith upon receipt of all checks, drafts, cash, and other remittances in payment of or on account of the Collateral, deposit the same in one or more special accounts maintained with the Bank over which the Bank alone shall have the power of withdrawal. The remittance of the proceeds of such Collateral shall not, however, constitute payment or liquidation of such Collateral until the Bank shall receive good funds for such proceeds. Funds placed in such special accounts shall be held by the Bank as security for all Obligations secured hereunder. These proceeds shall be deposited in precisely the form received, except for the indorsement of the Debtor where necessary to permit collection of items, which endorsement the Debtor agrees to make, and which indorsement the Bank is also hereby authorized, as attorney-in-fact, to make an behalf of the Debtor. In the event the Bank has notified the Debtor to make deposits to a special account, pending such deposit, the Debtor agrees that it will not commingle any such checks, drafts, cash or other remittances with any funds or other property of the Debtor, but will hold them separate and apart therefrom, and upon an express trust for the Bank until deposit thereof is made in the special account. The Bank will, from time to time, apply the whole or any part of the Collateral funds on deposit in this special account against such Obligations as are secured hereby as the Bank may in its sole discretion elect. At the sole election of the Bank, any portion of said funds on deposit in the special account which the Bank shall elect not to apply to the Obligations, may be paid over by the Bank to the Debtor.

23. COMPLIANCE WITH STATE AND FEDERAL LAWS. Debtor will comply with all State and Federal laws and regulations applicable to its business, whether now in effect or hereafter enacted including but not limited to the wage and hours laws and relating to the use or disposal of hazardous materials and wastes.

F. RIGHTS AND POWERS OF BANK
1. GENERAL. Bank, before or after default, without liability to Debtor may: obtain from any person information regarding Debtor or Debtor's business, which information any such person also may furnish without liability to Debtor; require Debtor to give possession or control of any Collateral to Bank; indorse as Debtor's agent any instruments, documents or chattel paper in Collateral or representing proceeds of Collateral; contact account debtors directly to verify information furnished by Debtor; take control of proceeds, including stock received as dividends or by reason of stock splits; release Collateral in its possession to any Debtor, temporarily or otherwise; require additional Collateral; reject as unsatisfactory any property hereafter offered by Debtor as Collateral; set standards from time to time to govern what may be used as after acquired Collateral; designate, from time to time, a certain percent of the Collateral as the loan value and require Debtor to maintain the Obligation at or below such figure; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds or refunds from insurance, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of Collateral before an event of default; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon Collateral, in its own name or in the name of Debtor, as Bank may determine. Bank shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of the Bank, its officers, agents or employees, except willful misconduct and gross negligence. The foregoing rights and powers of Bank will be in addition to, and not a limitation upon, any rights and powers of Bank given by law, elsewhere in this agreement, or otherwise. If Debtor fails to maintain any required insurance, to the extent permitted by applicable law Bank may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Bank's option 6) protect only Bank and not provide any remuneration or protection for Debtor directly and (II) provide coverage only after the Obligation has been declared due as herein provided.
The premiums for any such insurance purchased by Bank shall be a part of the Obligation and shall bear interest as provided in B. 1. d. hereof.

2. CONVERTIBLE COLLATERAL. Bank, may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Bank shall not have any duty to present for conversion any Collateral unless it shall have received from Debtor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

G. DEFAULT

1. EVENT OF DEFAULT. An event of default shall occur if: (i) there is a loss, theft, damage or destruction of any material portion of the Collateral for which there is no insurance coverage or for which, in the opinion of the Bank there is insufficient insurance coverage; or (ii) if Debtor or any other obligor on the Obligation shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this agreement or in any other agreement between Debtor and any other obligor on the Obligation, including in any other note or instrument, loan agreement, security agreement, deed of trust, mortgage, promissory note, assignment or other agreement or instrument concerning the Obligation.

2. RIGHTS AND REMEDIES. If any Event of Default shall occur, then, in each and every such case, the Bank may, without presentment, demand, or protest; notice of default, dishonor, demand, non-payment, or protest; notice of intent to accelerate all or any part of the Obligation; notice of acceleration of all or any part of the Obligation; or notice of any other kind, all of which Debtor hereby expressly waives, (except for any notice required under this agreement, any other loan document or applicable law); at any time thereafter exercise and/or enforce any of the following rights and remedies:

A) POSSESSION AND COLLECTION OF COLLATERAL. At its option: (i) take possession or control of, store, lease, operate, manage, sell or otherwise dispose of, all or any part of the Collateral; (ii) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to the Debtor directly to the Bank; (iii) in the Bank's own name, or in the name of the Debtor, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights; iv) indorse as the agent of the Debtor any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (v) make formal application for transfer to the Bank (or to any assignee of the Bank to any purchaser of any of the Collateral) of all of the Debtor's permits, licenses, approvals, agreements, and the like relating to the Collateral or to the Debtor's business; (vi) take any other action which the Bank deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (vii) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by the Bank under any other provision of this agreement, under any of the other loan documents, or as provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in South Carolina (hereinafter referred to as the "UCC")). In taking possession of the Collateral the Bank may enter the Debtor's premises and otherwise proceed without legal process, if this can be done without breach of the peace. The Debtor shall, upon the Bank's demand, promptly make the Collateral or other security available to the Bank at a place designated by the Bank, which place shall be reasonably convenient to both parties.

The Bank shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by the Bank's willful and malicious act. The Bank shall have no duty to take any action to preserve or collect the Collateral.

B) RECEIVER. Obtain the appointment of a receiver for all or any of the Collateral, the Debtor hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment.

C) RIGHT OF SET OFF. Without notice or demand to the Debtor, set off and apply against any and all of the Obligations any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Bank to or for the credit of the account of the Debtor.

Bank shall be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this agreement and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. Bank may surrender any insurance policies in Collateral and receive the unearned premium thereon. Debtor shall be entitled to any surplus and shall be liable to Bank for any deficiency. The proceeds of any disposition after default available to satisfy the Obligation shall be applied to the Obligation in such order and in such manner as Bank in its discretion shall decide.

                   INTERCREDITOR AND SUBORDINATION AGREEMENT

         THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this "Agreement") is made as of March 29, 1996, by and between NATIONSBANK, N.A., a national banking association ("NationsBank"), and SOUTH CAROLINA JOBS-ECONOMIC DEVELOPMENT AUTHORITY ("JEDA").

                                   WITNESSETH

         WHEREAS, JEDA as assignee of the County of Lexington, South Carolina (the "County") and AIR SOUTH AIRLINES, INC., a Delaware corporation, as successor to Air South, Inc., an Illinois corporation ("Debtor") are parties to a certain Loan Agreement dated as of July 15, 1994 (hereinafter referred to, together with all amendments and modifications thereto as, the "108 Loan Agreement"), pursuant to which JEDA extended a loan to Debtor in the principal amount of $12,000,000; and

         WHEREAS, all obligations and rights of the County under the 108 Loan Agreement and other notes, documents and agreements executed in connection therewith (collectively, the "JEDA Loan Documents") were assigned to JEDA pursuant to that certain Assignment and Servicing Agreement dated as of July 15, 1994 by and between the County and JEDA; and

         WHEREAS, to secure all indebtedness, liabilities and obligations owning by Debtor to JEDA under the JEDA Loan Documents, Debtor has granted to JEDA a lien upon and security interest in all of Debtor's personal property, including, without limitation, all accounts, inventory, equipment, fixtures, general intangibles, instruments, documents and chattel paper, whether now owned or hereafter acquired; and

         WHEREAS, NationsBank and Debtor are parties to a certain Loan Agreement dated as of even date, (hereinafter referred to, together with all amendments and modifications thereto as, the "NationsBank Loan Agreement"), pursuant to which NationsBank has agreed to make a revolving credit facility available to Debtor; and

         WHEREAS, to secure all indebtedness, liabilities and obligations owing by Debtor to NationsBank under the NationsBank Loan Agreement and any notes, documents and agreements executed in connection therewith (collectively, the "NationsBank Loan Documents"), Debtor has granted to NationsBank a lien upon and security interest in all of Debtor's personal property, including, without limitation, all accounts, inventory, equipment, fixtures, general intangibles, instruments, documents and chattel paper, whether now owned or hereafter acquired; and

         WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of establishing the priorities of their respective liens and security interests in the assets of the Debtor and setting forth certain other agreements between them with respect to the Debtor;

         NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and in consideration of the foregoing premises, the mutual covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be bound hereby, agree as follows:

         1. CERTAIN DEFINITIONS. In addition to the terms defined in the recitals hereto, as used in this Agreement, the following terms shall have the following meanings for the purposes of this Agreement:

                "Bankruptcy Case" shall mean any case hereafter commenced by or against Debtor under any chapter of the Bankruptcy Code.

                "Collateral" shall mean and collectively include all personal property of Borrower which is pledged to secure the JEDA Obligations and the NationsBank Obligations.

                "Collection Remedy" shall mean any remedy available to NationsBank under any of the NationsBank Loan Documents or under applicable law to enforce collection of any of the NationsBank Obligations following the occurrence of an Event of Default, and any remedy available to JEDA under any of the JEDA Loan Documents or under applicable law to enforce collection of any of the JEDA Obligations following the occurrence of an Event of Default, including, but not limited to, in the case of NationsBank, any acceleration of the maturity or demand for payment of any of the NationsBank Obligations and any suit to collect any of the NationsBank Obligations; in the case of JEDA, any acceleration of the maturity or demand for payment of any of the JEDA Obligations and any suit to collect any of the JEDA Obligations; and any attachment or garnishment of, or judicial or nonjudicial repossession or foreclosure upon, any of the Collateral by either NationsBank or JEDA.

                "Event of Default" shall mean an event or condition that constitutes a default or event of default under the JEDA Loan Documents or the NationsBank Loan Documents.

                "JEDA Loan Documents" shall mean and include the 108 Loan Agreement, that certain Promissory Note dated August 8, 1994 executed by Debtor in favor of the County and assigned to JEDA, that certain Security Agreement and Chattel Mortgage executed by Borrower dated July 15, 1994 and all other instruments or agreements now or hereafter evidencing or securing the payment of the whole or any part of the JEDA Obligations.

                "JEDA Obligations" shall mean and include all indebtedness, liabilities and obligations of Debtor to JEDA, whether now or hereafter created, incurred or arising, and whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, joint or several, including, without limitation, all liabilities now or at any time or times hereafter owing to JEDA under any of the JEDA Loan Documents.

                "NationsBank Loan Documents" shall mean and include the NationsBank Loan Agreement, that certain Promissory Note, made by Debtor to the order of NationsBank, in the principal amount of $1,000,000, that certain Security Agreement executed by Debtor in favor or Bank and all other instruments or agreements now or hereafter evidencing or securing the payment of the whole or any part of the NationsBank Obligations.

                "NationsBank Obligations" shall mean and include all indebtedness, liabilities and obligations of Debtor to NationsBank, now or at any time or times hereafter owing to NationsBank under any of the NationsBank Loan Documents in the amount not to exceed $1,000,000.00 in principal, plus all accrued interest on such principal sum plus all expenses (including reasonable legal fees and other professional fees and expenses) related thereto or incurred in connection with or under the NationsBank Loan Documents including expenses related to modifications, negotiations or collections of the NationsBank Obligations.

         2. CONSENT TO SECURITY INTEREST. JEDA hereby consents to any security interest or lien granted or conveyed by Debtor to NationsBank in any of the Collateral.

         3. PRIORITY OF LIENS AND SECURITY INTERESTS. JEDA and NationsBank agree at all times, whether before, after or during the pendency of any Bankruptcy Case, reorganization or other insolvency proceeding and notwithstanding the priorities which would ordinarily result from the order of granting of any security interests or liens, or the order of filing or recording of any financing statements or mortgages in respect of any of the
Collateral:

                 3.1 Superiority of NationsBank's Liens and Security Interests. NationsBank's liens and security interests in the Collateral shall constitute first priority liens and security interests in the Collateral to secure the NationsBank Obligations and shall be superior to any interest of JEDA in the Collateral arising pursuant to the JEDA Loan Documents or otherwise; and JEDA's security interests and liens therein shall be subordinate to the security interests and liens of NationsBank therein. NationsBank specifically acknowledges that the priority of NationsBank's lien shall secure, at the time of realization on any of the Collateral an amount not in excess of the amount of the NationsBank Obligations.

         4. NOTICE OF DEFAULT. Each party hereto agrees to give to the other copies of any written notices of default which such party hereafter may give to Debtor, concurrently with, or as soon as practicable after, the giving of such notice to Debtor and provide such other party thirty (30) days from the delivery of such notice to cure any default. No failure of any party to give a copy of such notice as provided herein shall in any event affect the relative priorities of the security interests and liens established in Section 3 hereof or other rights provided herein.

         5. EXERCISE OF REMEDIES. In the event of the commencement of foreclosure, liquidation or similar actions with respect to the Collateral by either party to this Agreement with respect to the Collateral, the parties shall cooperate with each other and act reasonably and in good faith in connection with such foreclosure, liquidation or similar action.

         6. RECEIPT OF MONIES BY JEDA. JEDA agrees that if JEDA receives any money from the sale, liquidation, casualty or other disposition of, or as a result of its security interest in or lien upon any of the Collateral at any time prior to payment in full of all the NationsBank Obligations, JEDA will (unless otherwise restricted by law) hold the same in trust for NationsBank and promptly pay over the same to NationsBank for application to the

NationsBank Obligations. NationsBank acknowledges that the terms of this provision of Section 6 do not apply to moneys received by JEDA in the ordinary course of the payment of the JEDA Obligations by Debtor which (i) are received by JEDA so long as Debtor is paying NationsBank as agreed under the NationsBank Obligations; (ii) are not paid with the proceeds of the sale of Collateral outside of the ordinary course of Debtor's business; or (iii) are not paid with insurance proceeds.

         7. CERTAIN BANKRUPTCY MATTERS. If in any Bankruptcy Case NationsBank returns, refunds or repays to Debtor or any trustee or committee appointed in the Bankruptcy Case any payment or proceeds of the Collateral in connection with any action, suit or proceeding alleging that NationsBank's receipt of such payments or proceeds was a transfer voidable under state or federal law, then NationsBank shall not be deemed ever to have received such proceeds for purposes of this Agreement in determining whether and when all of the NationsBank Obligations have been paid in full.

         8. AGREEMENT TO RELEASE. JEDA agrees that it will (if requested to do so by NationsBank after and during the continuance of an Event of Default) release, upon the consummation of the sale of any portion of the Collateral, its security interest and lien in such Collateral in connection with and in order to facilitate any orderly liquidation sale of such Collateral by Debtor or any bankruptcy trustee or receiver for Debtor. JEDA will, in connection with the sale, execute and deliver such documents, instruments and agreements as are necessary to effectuate such release and to evidence such release in the appropriate public records.

         9. WAIVER OF MARSHALLING; APPLICATION OF PAYMENTS, COLLECTIONS AND PROCEEDS. JEDA hereby waives any right to require NationsBank to marshall any of the Collateral or otherwise to compel NationsBank to seek recourse against or satisfaction of the NationsBank Obligations from one source before seeking recourse or satisfaction from another source. NationsBank shall be authorized to apply any and all payments, collections and proceeds of Collateral received by it to such portion of the NationsBank Obligations as NationsBank may lawfully elect consistent with the provisions of the NationsBank Loan Documents.

         10. PROVISIONS CONCERNING INSURANCE. Proceeds of the Collateral include insurance proceeds, and therefore the priorities set forth in Section 3 hereof govern the ultimate disposition of casualty insurance proceeds. NationsBank shall, subject to NationsBank's rights under its agreement with Debtor, have the right after good faith consultations and negotiations with JEDA and JEDA's agreement, which agreement will not unreasonably be withheld or delayed to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of such Collateral. All proceeds of such insurance shall inure to NationsBank to the extent of the NationsBank Obligations and to JEDA to the extent of JEDA obligations, in that order, and NationsBank and JEDA shall cooperate in a reasonable manner in effecting the payment of insurance proceeds as specified to NationsBank. NationsBank shall have the right after good faith consultations and negotiations with JEDA and JEDA's agreement, which agreement will not unreasonably be withheld or delayed to determine whether such proceeds will be applied to the NationsBank Obligations or used to rebuild, replace or repair the affected Collateral. If such proceeds are applied to the NationsBank Obligations, any proceeds remaining after payment of the NationsBank Obligations shall be promptly remitted to JEDA. The proceeds of business interruption insurance shall be deemed to be proceeds of the Collateral and shall be dealt with as set forth in this Section 10. To the extent that the proceeds of any insurance do not relate to any specific items or Collateral, such proceeds shall be dealt with as set forth in this Section 10.

         11. NOTICES. All notices, requests and demands to or upon a party hereto shall be in writing and shall be delivered by hand, sent by certified or registered mail, return receipt requested or by telecopier and shall be deemed to have been validly served, given or delivered when delivered against receipt or two business days after deposit in the mail, postage prepaid, or, in the case of telecopy notice, when received at the office of the noticed party, in each case addressed as follows:



         (A)     If to JEDA:             1201 Main Street, Suite 1750
                                         Columbia, South Carolina 29201
                                         Attn:  Charlton Whipple

         (B)     If to NationsBank:      NationsBank, N.A.
                                         1901 Main Street, 3rd Floor
                                         Post Office Box 448 (29202)
                                         Columbia, SC 29201
                                         Location Code: SC 3 240-03-07
                                         Attn:  Troy R. Weaver


or to such other address as each party may designate for itself by Re notice given in accordance with this Section 12.

         12. RELATIONSHIP OF PARTIES. This Agreement is entered into solely for the purposes set forth herein, and, except as is expressly provided otherwise herein, neither party assumes any responsibility to the other party to advise such other party of information known to such party regarding the financial condition of Debtor or regarding the Collateral, or of any other circumstances bearing upon the risk of nonpayment of the obligations of Debtor under the NationsBank Loan Documents or the JEDA Loan documents. Each party shall be responsible for managing its relationship with Debtor and neither party shall be deemed the agent of the other for any purpose. NationsBank and JEDA each may alter, amend, supplement, release, discharge or otherwise modify any terms of the NationsBank Loan Documents or of the JEDA Loan Documents, respectively, without the consent of the other.

         13. SPECIFIC ENFORCEMENT. If either party fails to comply with any provision of this Agreement that is applicable to such party, the other party may demand specific performances of this Agreement and may exercise any other remedy available at law or equity.

         14. NO ADDITIONAL RIGHTS OF DEBTOR HEREUNDER. Nothing herein shall be construed to confer additional rights upon Debtor. Without limiting the generality of the foregoing, if any party hereto shall enforce its rights or remedies in violation of this Agreement, Debtor shall not be authorized to use such violation as a defense to the Collection Remedy exercised by such party, nor assert such violation as a counterclaim or basis of setoff or recoupment against such party, unless the other party hereto consents in writing and itself asserts that the exercise of Collection Remedy is in violation of this Agreement.

         15. INDEPENDENT CREDIT INVESTIGATIONS. Neither the parties hereto nor any of their respective directors, officers, agents or employees shall be responsible to the others or to any other person, firm or corporation, for Debtor's solvency, financial condition or ability to repay any of the NationsBank Obligations or any of the JEDA Obligations, or for statements of Debtor, oral or written, or for the validity, sufficiency or enforceability of any of the NationsBank Loan Documents or any of the JEDA Loan Documents, or the validity or priority of any liens or security interests granted by Debtor to either party in connection with any of the NationsBank Loan Documents or any of the JEDA Loan Documents. Each party hereto has entered into its agreements with Debtor based upon its own independent investigation, and makes no warranty or representation to the other party nor does it rely upon any representation of the other party with respect to matters identified or referred to in this paragraph.

         16. TERM OF AGREEMENT. This Agreement shall continue in full force and effect and shall be irrevocable by any party hereto until the earliest to occur of the following: (i) the parties hereto in writing mutually agree to terminate this Agreement; (ii) the NationsBank Obligations are fully paid and discharged and the NationsBank Loan Documents are terminated; or (iii) the JEDA Obligations are fully paid and discharged and the JEDA Loan Documents are terminated.

         17. GOVERNING LAW. This Agreement shall be interpreted, and the rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of South Carolina.

         18. NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any person other than the parties hereto.

         19. CONFLICT WITH LOAN DOCUMENTS. The provisions of this Agreement are intended by the parties to control any conflicting provisions in the JEDA Loan Documents or the NationsBank Loan Documents.

         20. SECTION TITLES. The section titles contained in this Agreement are and shall be deemed to be without substantive meaning or content of any kind whatsoever and are not a part of the Agreement between the parties hereto.

         21. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

         22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In no event, however, shall either party hereto transfer or assign any security interest or lien that it may have in any of the Collateral to any other person or entity unless the transferee or assignee thereof shall first agree to be bound by the terms of this Agreement the same as if an original signatory hereto.

         23. FURTHER ASSURANCES. JEDA hereto agrees to execute such other documents as may be necessary to reflect of record the existence of this Agreement and the relative priorities established pursuant to Section 3 hereof; provided such acknowledgement is required in connection with any judicial proceeding at law or in bankruptcy involving the Collateral.

         24. ENTIRE AGREEMENT; AMENDMENTS. This Agreement expresses the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements of the parties regarding the same subject matter. This Agreement may not be amended or modified except by a writing signed by the parties hereto.

         25. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         26. JURY TRIAL WAIVER. JEDA AND NATIONSBANK EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NATIONSBANK, N.A.                           SOUTH CAROLINA JOBS-ECONOMIC
                                            DEVELOPMENT AUTHORITY


By: /s/                                     By: /s/
   -----------------------------               ------------------------------

  Its: Asst. Vice President                  Its:   CEO
      --------------------------                  ---------------------------

                         ACKNOWLEDGEMENT AND AGREEMENT

         The undersigned hereby accepts and acknowledges receipt of a copy of the foregoing Intercreditor and Subordination Agreement and consents to and agrees to be bound by all provisions thereof, including, without limitation, the agreements between NationsBank and JEDA with respect to the payment by. each to the other of certain proceeds derived from the liquidation of the Collateral. The undersigned further acknowledges and understands that the Intercreditor and Subordination Agreement may be modified or amended at any time or times without notice to or the consent of the undersigned. The undersigned accepts and agrees to be bound by the provisions of Section 14 of the Intercreditor and Subordination Agreement.

         Capitalized terms used in this Acknowledgment and Agreement without definition have the meanings specified in the foregoing Intercreditor and Subordination Agreement unless the context otherwise requires.

         As of March ___, 1996.

                                            AIR SOUTH AIRLINES, INC.



                                            By: /s/
                                               -----------------------------
                                            Title:
                                                  --------------------------

                           INVESTMENT REPRESENTATION
                                      and
                              REGISTRATION RIGHTS
                                   AGREEMENT



         This Investment Representation and Registration Rights Agreement ("Agreement") is made between Air South Airlines, Inc., a Delaware corporation (the "Issuer") and Atlantic Equity Corporation, (the "Holder"), as of the 29th day of March, 1996.

                                   WITNESSETH

         WHEREAS, the Issuer has on even date herewith issued to the Holder certificate number C-16 for 7,500 shares (the "Shares") of Common Stock par value $0.001 of the Issuer ("Common Stock");

         WHEREAS, under certain circumstances, the Issuer may issue to the Holder an additional 15,000 shares of Common Stock (the "Additional Shares");

         WHEREAS, the Issuer and the Holder wish to take certain actions to establish the availability of exemptions from registration under various state and federal securities laws of the Shares and, when issued, the Additional Shares (collectively, the "Securities;")

         WHEREAS, the Issuer wishes to provide certain rights to the Holder for the registration of the Additional Shares under the Securities Act of 1933, as amended (the "Securities Act") under certain circumstances and the Holder wishes to have such registration rights.

         NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties hereto agree as follows:

         (1) The Holder represents, understands and agrees: (a) that it is taking or will take the Securities for investment and not with a view to a distribution other than a distribution which is in compliance with applicable federal and state law; (b) that an investment in the Securities involves a high degree of risk; and (c) that the Securities are restricted securities and may not be sold or otherwise transferred unless registered under any applicable state and federal securities laws or an exemption from such registration is available.

         (2) The Holder shall have "piggy-back" registration rights for the Additional Shares as follows:

                 (a) The Issuer shall notify the Holder in writing 10 days prior to the filing of any registration statement under the Securities Act for purposes of a firmly underwritten public offering of any equity securities of the Issuer (but excluding a registration statement relating to the initial public offering of equity securities of the Issuer, employee benefit plans and corporate reorganizations) such notice to include to the extent then known by the Issuer (i) name of the underwriter(s); (ii) proposed filing dates (iii) estimate of range of prices and (iv) number of shares to be offered. The Issuer will afford Holder an opportunity to include in such registration statement all of the Additional Shares. If the Holder desires to include in any such registration statement all of the Additional Shares it shall within five business days after receipt of the above-described notice from the Issuer, so notify the Issuer in writing.

                 (b) The right of the Holder to be included in a registration shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Additional Shares in the underwriting to the extent provided herein. The Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Issuer; second, to Hambrecht & Quist, L.L.C.; and third, any other selling stockholders of the Issuer on a pro-rata basis.

                 (c) The Issuer shall bear all fees and expenses incurred in connection with any registration provided for in this Agreement, including without limitation, underwriters' discounts and commissions related to the Additional Shares all state and federal registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel to the Issuer, and the reasonable fees and disbursements of a single counsel to any selling shareholders (which counsel shall also be counsel to the Issuer unless counsel to the Issuer has a conflict of interest with respect to the representation of any selling shareholders or the underwriters object to the selling shareholders representation by Issuer counsel).

         (3) The issuer will indemnify Holder, each of Holder's officers and directors, and each person controlling Holder with respect to any such registration contemplated hereby, against all claims, losses, damages and liabilities (or action in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus offering circular or other document (including any related registration statement, notification or the like) incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Issuer of any rule or regulation promulgated under the 1933 Act applicable to the Issuer and relating to action or inaction required of the Issuer in connection with any such registration, and will reimburse Holder, each of Holder's officers and directors, and each person controlling Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Issuer will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon information furnished to the Issuer by Holder in writing,

         IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first above mentioned.

                                   AIR SOUTH AIRLINES, INC.



                                   By: /s/ Clifton E. Haley
                                      -------------------------------------
                                           Clifton E. Haley
                                           Chairman of the Board and
                                           Chief Executive Officer

                                   NATIONSBANK, N.A.



                                   By /s/ Troy R. Weaver
                                      -------------------------------------
                                           Name /s/ Troy R. Weaver
                                               ----------------------------
                                           Title Assistant Vice President
                                                ---------------------------